EPC GUARANTEE

                    GUARANTEE (this "Guarantee"), dated as of December 31, 2001, made by COGENTRIX ENERGY, INC., a North Carolina corporation (the "Guarantor"), in favor of: (i) CALEDONIA GENERATING, LLC (the "Borrower"); (ii) WILMINGTON TRUST COMPANY (as successor to First Union National Bank), as security agent (in such capacity, the "Security Agent") for General Electric Capital Corporation, as letter of credit provider (the "Letter of Credit Provider"), General Electric Capital Corporation and the other banks and financial institutions ("Lenders") parties to the Loan and Reimbursement Agreement, dated as of July 20, 2001 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, the Letter of Credit Provider, the Lenders and General Electric Capital Corporation, as administrative agent (in such capacity, the "Administrative Agent"); and (iii) the Administrative Agent.

W I T N E SS E T H:

                    WHEREAS, pursuant to the Loan Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Provider has agreed to provide the Credit Support Letters of Credit for the account of the Borrower upon the terms and subject to the conditions set forth therein;

                    WHEREAS, the parties to the Loan Agreement desire to amend the provisions thereof as set forth in Amendment No. 2 to the Loan Agreement;

                    WHEREAS, it is a condition precedent to the effectiveness of Amendment No. 2 to the Loan Agreement that the Guarantor execute and deliver this Guarantee; and

                    WHEREAS, the Guarantor is the direct or indirect parent of the Borrower, and it is to the advantage of the Guarantor that the Lenders make the Loans to the Borrower and the Letter of Credit Provider provide the Credit Support Letters of Credit and that the Lenders and the Letter of Credit Provider enter into Amendment No. 2 to the Loan Agreement;

                    NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Letter of Credit Provider to enter into Amendment No. 2 to the Loan Agreement and to induce the Lenders to make their respective Loans to the Borrower and the Letter of Credit Provider to provide the Credit Support Letters of Credit under the Loan Agreement, the Guarantor hereby agrees with the Borrower, the Security Agent, for the ratable benefit of the Secured Parties, as follows:

          1.        Defined Terms.   (a)   Unless otherwise defined herein, terms defined in Annex A to the Loan Agreement or the in Equity Contribution Agreement, as applicable, and used herein shall have the meanings given to them in Annex A to the Loan Agreement or in the Equity Contribution Agreement, as applicable.

                    (b)  As used herein:

                     "Obligations" means the collective reference to the obligation of CCHI to make EPC Contributions under the Equity Contribution Agreement, to pay interest accruing at the then applicable rate provided in the Equity Contribution Agreement after the EPC Contributions are due, and interest accruing at the then applicable rate provided in the Equity Contribution Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to CCHI whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, due under the Equity Contribution Agreement; provided that the Guarantor's liability for the Obligations under this Guarantee shall in no event in the aggregate exceed US$20,000,000.00 (the "Maximum Guaranteed Amount").

                    (c)    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

                    (d)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.        Guarantee.  (a)    The Guarantor hereby unconditionally and irrevocably guarantees to the Borrower, the Administrative Agent and the Security Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due of the Obligations up to the Maximum Guaranteed Amount.

                    (b)        The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Borrower, the Administrative Agent, the Security Agent or any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting against, the Guarantor under this Guarantee.

                    (c)         The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Security Deposit Agent on account of its liability hereunder, it will notify the Administrative Agent and the Security Agent in writing that such payment is made under this Guarantee for such purpose.

                    (d)        This Guarantee shall terminate on the EPC Commitment Termination Date.

          3.        Right of Set-off. The Security Agent and each Secured Party is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Security Agent or such Secured Party to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Security Agent or such Secured Party may elect, against or on account of the obligations and liabilities of the Guarantor to the Security Agent or such Secured Party hereunder, whether or not the Security Agent or such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that the aggregate of such amount so set off, appropriated and applied, plus the aggregate of the amounts paid by the Guarantor hereunder in respect of the Obligations, shall in no event exceed the Maximum Guaranteed Amount. The Security Agent and each Secured Party shall notify the Guarantor promptly of any such set-off and the application made by the Security Agent or such Secured Party, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Security Agent and each Secured Party under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Security Agent or such Secured Party may have.

          4.        No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Security Agent or any Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Security Agent or any Secured Party against the Borrower or against any collateral security or guarantee or right of offset held by the Security Agent or any Secured Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Security Agent and the Secured Parties on account of the Obligations and the-Secured Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations and the Secured Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Security Agent and the Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Security Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Security Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Security Agent may determine. After all amounts owing to the Security Agent and the Secured Parties on account of the Obligations and the Secured Obligations are paid in full, the Guarantor shall be subrogated to the rights of the Security Agent and the Secured Parties against the Borrower.

          5.        Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Borrower, the Security Agent or any Secured Party may be rescinded by the Borrower, the Security Agent or such Secured Party, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Borrower, the Security Agent or any Secured Party, and the Equity Contribution Agreement, the Loan Agreement, any Notes, and the other Financing Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Borrower or the Security Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Security Agent or any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Security Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Borrower, the Security Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on any other guarantor, and any failure by the Borrower, the Security Agent or any Secured Party to make any such demand or to collect any payments from any such other guarantor or any release of or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Borrower, the Security Agent or any Secured Party against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          6.        Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Borrower, the Security Agent or any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Guarantor, on the one hand, and the Borrower, the Security Agent and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Equity Contribution Agreement, the Loan Agreement, any Note, or any other Financing Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Borrower, the Security Agent or any Secured Party, (b) any defense, set- off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted against the Borrower, the Security Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Borrower, the Security Agent and any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Borrower, the Security Agent or any Secured Party to pursue such other rights or remedies or to collect any payments from any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Borrower, the Security Agent or any Secured Party against the Guarantor.

          7.        Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Borrower, the Security Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Person or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any such other Person or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8.        No Commencement of Bankruptcy Proceedings. The Guarantor shall not commence or join with any other Person (other than the Secured Parties) in commencing any proceeding against the Borrower under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

          9.        Payments. The Guarantor hereby agrees that all payments of the Obligations will be paid to the Security Deposit Agent on or before the third Business Day after such payments are due and shall be made by wire transfer of immediately available funds in Dollars to the Security Deposit Agent at First Union National Bank, Attn: Corporate Trust - Bond Administration, 401 S. Tryon, 12th Floor, Charlotte, NC 28288-1 179, ABA No. 053000219, Account No. 5000000016439, Attention: James Long, Branch 898, Reference: Caledonia, 1072006994, or at such other address as the Security Deposit Agent may designate in writing from time to time.

          10.       Representations and Warranties. The Guarantor represents and warrants to the Security Agent and the Secured Parties that:

                    (a)   Financial Statements. The balance sheet of the Guarantor as at September 30, 2001, and the related statements of income and cash flows for the period then ended, heretofore furnished to the Administrative Agent and certified by a Responsible Officer of the Guarantor, are the most recent financial statements prepared by the Guarantor prior to the execution and delivery of this Guarantee, and are complete and correct in all material respects and fairly present the financial condition, results of operations and changes in cash flows of the Guarantor on such date and for such interim period then ended, in conformity with GAAP applied on a consistent basis. All material liabilities, direct and contingent, of the Guarantor on such date are either disclosed in such balance sheet or have been disclosed in writing by the Guarantor to the Administrative Agent prior to the execution and delivery of this Guarantee. On the date of this Guarantee, there are no undisclosed material liabilities, direct or contingent, which have accrued since the date of such financial statements or such subsequent disclosure.

                    (b)   Corporate Existence and Business. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing in each other jurisdiction where the failure to so qualify could reasonably be expected to have a material adverse effect on its ability to perform hereunder. As of the Closing Date, the Guarantor directly or indirectly owns 100% of the equity interests in the Borrower.

                    (c)   Power and Authorization; Enforceable Obligations. The Guarantor has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform this Guarantee and the other Transaction Documents to which it is a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. The Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Transaction Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including any of its stockholders or creditors) is required in connection with its execution, delivery or performance or the validity or enforceability as to it of this Guarantee and the other Transaction Documents to which it is a party. This Guarantee and each of the other Transaction Documents to which the Guarantor is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                    (d)   No Legal Bar. The execution, delivery and performance by the Guarantor of this Guarantee and the other Transaction Documents to which it is a party and the making of any payments hereunder by it will not violate any Requirement of Law applicable to it or its properties or any of its contractual obligations and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any applicable law or contractual obligation.

                    (e)   No Proceeding or Litigation. No litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of the Guarantor's knowledge, threatened against or affecting it or against or affecting any of its properties, rights, revenues or assets or the transactions contemplated by this Guarantee and the other Transaction Documents which could reasonably be expected to have a material adverse effect on the Guarantor's ability to perform its obligations hereunder.

                    (f)   Investment Company Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                    (g)   Independent Credit Decision. The Guarantor has, independently and without reliance upon any Person and based upon documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee.

                    (h)   Repetition of Representations and Warranties. The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Loan Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

          11.        Covenants. The Guarantor hereby covenants and agrees with the Security Agent and the Secured Parties that, from and after the date of this Guarantee until the Obligations are paid in full:

                    (a)   Financial Statements; Other Information. The Guarantor shall furnish or cause to be furnished to the Administrative Agent and each Secured Party:

                    (1)           (i)           as soon as available, but in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the audited balance sheet of the Guarantor as of the end of such fiscal year and the related audited statements of operations, changes in shareholders' equity and of cash flow of the Guarantor for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified without a "going concern" or like qualification or exception, or qualification as to the scope of the audit, by Arthur Andersen, LLC or another independent public accounting firm of national standing selected by the Guarantor and which is reasonably acceptable to the Administrative Agent; and

                              (ii)           as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the unaudited balance sheet of the Guarantor as of the end of such quarterly period and the related unaudited statements of operations and changes in shareholder's equity and of cash flow of the Guarantor for such quarterly period and for the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous period, certified by the chief executive officer or chief financial officer of the Guarantor as fairly stating in all material respects the financial condition of the Guarantor as at the end of such quarterly period and the results of its operations and its cash flows for such period (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein);

                    (2)           concurrently with the delivery of the financial statements of the Guarantor referred to in Sections 11(a)(1)(i) and 11(a)(1)(ii), a certificate of a Responsible Officer of the Guarantor, stating that, to the best of such Responsible Officer's knowledge after due inquiry, the Guarantor during the period covered by such financial statements has observed and performed in all material respects all of its covenants and other agreements contained in this Guarantee and the other Transaction Documents to which it is a party, and that such Responsible Officer is not aware of any Default or Event of Default under any Transaction Document to which it is a party at any time during such period or on the date of such certificate (or, if any such Default or Event of Default shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Guarantor to remedy the same);

                    (3)           notice, within three (3) days after a Change in Control Event occurs, describing such event in reasonable detail; and

                    (4)           promptly, such additional information regarding the business, affairs, operations and financial condition of the Guarantor as any Secured Party may reasonably request.

          (b)           Maintenance of Existence, Properties, Etc. The Guarantor shall at all times preserve and maintain its legal existence as a validly existing corporation under the laws of its jurisdiction of incorporation, its qualification to do business in each other jurisdiction where the failure to so qualify could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder and other material rights, franchises, privileges and consents necessary for the maintenance of its existence and the conduct of its business.

          12.           Authority of Agents.   (a)   The Guarantor acknowledges that the rights and responsibilities of the Security Agent under this Guarantee with respect to any action taken by the Security Agent or the exercise or non-exercise by the Security Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Security Agent and the Secured Parties, be governed by the Loan Agreement, the other Financing Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Security Agent and the Guarantor, the Security Agent shall be conclusively presumed to be acting as Security Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                    (b)   The Guarantor agrees that the Security Agent (acting for the benefit of the Secured Parties) or the Administrative Agent and any assignee of either thereof shall be entitled to enforce this Guarantee in its own name and to exercise any and all rights of the Borrower under this Guarantee in accordance with the terms hereof (either in its own name or in the name of the Borrower as the Security Agent or the Administrative Agent may elect), and the Guarantor and the Borrower agree to comply and cooperate in all respects with such exercise. Without limiting the generality of the foregoing, each of the Security Agent and the Administrative Agent and any assignee of either thereof shall have the full right and power to enforce directly against the Guarantor all obligations of the Guarantor under this Guarantee, and otherwise to exercise all remedies available to the Borrower hereunder and to make all demands and give all notices and make all requests (either in its own name or in the name of the Borrower, as the Security Agent or the Administrative Agent may elect) required or permitted to be made or given by the Borrower under this Guarantee, and the Guarantor acknowledges and agrees that any such action taken by the Security Agent or the Administrative Agent shall be deemed effective for all purposes of this Guarantee to the same extent as if such action had been taken directly by the Borrower. If the Guarantor shall receive inconsistent directions from the Borrower on one hand and the Security Agent and the Administrative Agent on the other hand, the directions of the Security Agent and the Administrative Agent shall be deemed the effective directions, and the Guarantor shall accordingly comply with such directions of the Security Agent and the Administrative Agent.

          13.  Consent. The Guarantor hereby consents to the terms and provisions of the Borrower Security Agreement and each of the other Transaction Documents, including, without limitation, the assignment by the Borrower of all of its right, title and interest in, to and under this Guarantee to the Security Agent pursuant to the terms of the Borrower Security Agreement.

          14.  Notices. All notices, requests and demands to or upon the Security Agent, any Secured Party or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                    (a)   if to the Borrower, the Security Agent or any Secured Party, at its address or transmission number for notices provided in subsection 12.2 of the Loan Agreement; and

                    (b)   if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

                    The Security Agent, each Secured Party and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

          15.   Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          16.   Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Borrower, the Security Agent or any Secured Party relative to the subject matter hereof not reflected herein.

          17.   Amendments in Writing; No Waiver: Cumulative Remedies.   (a)   None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor, the Borrower and the Security Agent, provided that any provision of this Guarantee may be waived by the Security Agent and the Secured Parties in a letter or agreement executed by the Security Agent or by telex or facsimile transmission from the Security Agent.

                    (b)   Neither the Borrower, the Security Agent nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph (a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Borrower, the Security Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Borrower, the Security Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Borrower, the Security Agent or such Secured Party would otherwise have on any future occasion.

                    (c)   The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          18.   Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          19.   Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither the Guarantor nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder (other than the assignments by the Borrower in favor of the Security Agent pursuant to the Security Agreement) without the prior written consent of each of the Lenders.

          20.   Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          21.   Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Borrower and the Security Agent.

          22.   Submission to Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

                    (a)   submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Transaction Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c)   agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (d)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          23.  WAIVER OF JURY TRIAL. THE GUARANTOR, THE BORROWER AND THE SECURITY AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

COGENTRIX ENERGY, INC.
By:       /s/     CLAY S. COLEMAN
       Name:   Clay S. Coleman
       Title:  Vice President - Project Finance

Address for Notices:
Cogentrix Energy, Inc.
9405 Arrowpoint Blvd.
Charlotte, North Carolina 28273
Attention: Chief Financial Officer
Telephone: 704-525-3800
Telecopy: 704-529-1006

With a copy to:

Cogentrix Caledonia Holdings I, Inc.
9405 Arrowpoint Blvd.
Charlotte, North Carolina 28273
Attention: General Counsel
Telephone: 704-525-3800
Telecopy: 704-529-1006

Acknowledged and Agreed:
CALEDONIA GENERATING, LLC, as Borrower
By:   COGENTRIX CALEDONIA HOLDINGS I, INC.
           its Manager

By:     /s/   CLAY S. COLEMAN
         Name:    Clay S. Coleman
         Title:      Vice President - Project Finance

WILMINGTON TRUST COMPANY,
     as Security Agent

By:    /s/    DAVID A. VANASKEY, JR.
      Name:   David A. Vanaskey, Jr.
      Title:     Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
   as Administrative Agent

By:     /s/   MICHAEL J. TZOUGRAKIS
      Name:   Michael J. Tzougrakis
      Title:     Manager of Operations